Exhibit 5.1

Stancil E. Barton

EVP, General Counsel

November 5, 2012

National Financial Partners Corp.

340 Madison Avenue, 20th Floor

New York, New York 10173

Re:	National Financial Partners Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of National Financial Partners Corp., a Delaware corporation (the “Company”), and as such have acted as counsel for the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of 12,484 shares of common stock, par value $0.10 per share, of the Company (the “Shares”) that were issued and sold or may be issued and sold upon vesting of restricted stock units granted to Annemarie Long, employed by a subsidiary of the Company, pursuant to an employment inducement award (the “Inducement Award”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion stated herein, I, or attorneys under my supervision, have examined and relied upon the following:

(a) the Registration Statement relating to the Shares;

(b) a specimen certificate representing the common stock of the Company;

(c) the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

(d) the Amended and Restated By-Laws of the Company, as currently in effect;

(e) the offer letter, dated August 30, 2012, between the Company and Annemarie Long;

(f) the Restricted Stock Unit Notice of Employment Inducement Award to Annemarie Long; and

(g) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Shares and related matters.

I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, I, or attorneys under my supervision, have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the bar in the State of New York, and I do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and those laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, I am of the opinion that the Shares to be issued under the Inducement Award have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Inducement Award, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Stancil E. Barton